EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Board of Directors
Pacific Biometrics, Inc.
Seattle, Washington

We consent to the use of our report dated September 16, 2005, on the financial statements of Pacific Biometrics, Inc. as of June 30, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A Registration Statement filed with the Securities and Exchange Commission.



/s/ Williams & Webster, P.S.

Certified Public Accountants
Spokane, Washington

November 15, 2005